UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

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          Date of Report (Date of earliest event reported): February 23, 2004
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                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

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England and Wales               33-12430                    xxx
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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Item No. 5     Press release dated 23 February, 2004 - Disposal

                                                                Press enquiries:
                   Joe Kelly, tel: 0207 306 1771; email: joe.kelly@marconi.com David Beck, tel: 0207 306 1490; email: david.beck@marconi.com

                                                             Investor enquiries:
             Heather Green, tel: 0207 306 1735; email: heather.green@marconi.com

                           MARCONI COMPLETES DISPOSAL
                            OF NORTH AMERICAN ACCESS

              $240m cash proceeds to complete Junior Notes paydown
               and fund first partial redemption of Senior Notes

London - February 23, 2004 - Marconi today announced that following regulatory approval and completion of all other conditions of closing, it has successfully completed the sale of its North American Access business to Advanced Fibre Communications Inc for the previously disclosed sum of $240 million (approximately GBP129 million) in cash.

The total proceeds will be transferred to Marconi's Mandatory Redemption Escrow Account and used to fund a further paydown of the Group's US dollar denominated Secured Notes at 110 per cent of par value.

It is expected that the proceeds will complete the paydown of the $127.4 million (approximately GBP68.4 million) principal amount of Junior Notes outstanding and reduce the principal amount of Senior Notes by approximately $95.0 million to $622.2 million (approximately GBP334.5 million). There will be two separate redemptions of Senior Notes, the second of which will result from Marconi's receipt of redemption proceeds in respect of its previously announced holding of Junior Notes, repurchased on 17 February 2004. All redemptions will be completed prior to 31 March 2004.

Notification will be sent to the holders of the Junior and Senior Notes in due course to confirm full details of the redemption amounts and redemption dates.

(Exchange rate: GBP1 = $1.86)

ENDS/...

About Marconi Corporation plc

Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange (MONI) and on Nasdaq (MRCIY). Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This Press Release contains certain statements that are not historical facts, including statements about Marconi's expectations and beliefs and statements with respect to its business plan and other objectives. Such statements are forward-looking statements. These statements typically contain words such as "intends", "expects", "anticipates", "estimates" and words of similar import. Undue reliance should not be placed on such statements, which are based on Marconi's current plans, estimates, projections and assumptions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances which may occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to future revenues being lower than expected; increasing competitive pressures within the industry; general economic conditions or conditions affecting the relevant industries, both domestically and internationally, being less favourable than expected. Marconi has identified certain important factors that may cause actual results to differ materially from those contained in these forward-looking statements as described in Marconi's Form 20-F annual report and Form 6-K reports filed with the US Securities and Exchange Commission. Marconi disclaims any obligation to publicly update or revise these forward-looking statements, whether to reflect new information or future events or circumstances or otherwise.




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: February 23, 2004